Exhibit 10.1

AMCOL INTERNATIONAL CORPORATION
2010 LONG-TERM INCENTIVE PLAN

PERFORMANCE BASED RESTRICTED STOCK
FORM AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Award Agreement”), effective as of February 8, 2011 (the “Award Date”), is entered into by and between AMCOL International Corporation, a Delaware corporation (the “Company”) and [_____________] (the “Grantee”).  All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the AMCOL International Corporation 2010 Long-Term Incentive Plan (the “Plan”).

WHEREAS, the Company desires to reward Grantee for his services to the Company and to encourage him to continue to work for the benefit of the Company in a manner that will benefit all Company stockholders.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Company agrees to deliver to Grantee Restricted Stock of the Company (the “Restricted Shares”) under the Plan on the terms and conditions set forth herein.

1. General.  This Award Agreement and the Restricted Stock awarded herein are subject to all of the provisions of the Plan applicable to Restricted Stock. Unless otherwise provided herein, the Plan provisions are incorporated by reference and made a part hereof to the same extent as if set forth in their entirety herein and unless the context otherwise requires, capitalized terms used herein shall have the same meanings as in the Plan.  Grantee hereby acknowledges receipt of a true copy of the Plan and has read the Plan and fully understands its content.  In the event of any conflict between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant.  The Company hereby grants to Grantee a total of [_______] shares of Restricted Stock (the “Award”).  The Restricted Shares are intended to constitute a Qualified Performance Based Award under Section 14 of the Plan.

3. Vesting.  The Restricted Shares shall vest as follows, subject to the Grantee’s continued employment with the Company or a Subsidiary or Affiliate. Any Restricted Shares that do not vest pursuant to this Section 3 shall be forfeited to the Company immediately upon the earlier of (i) termination of the three-year period ending December 31, 2013, or (ii) except as provided in this Award Agreement, termination of the Grantee’s employment with the Company and all of its Subsidiaries and Affiliates.  Any fractional shares created by the vesting calculations described below will be rounded down to a whole share number; no fractional shares will be delivered pursuant to this Award.

(a)           2011 ROCE.  If the Company’s return on capital employed (“ROCE”) for the period from January 1, 2011 through December 31, 2011 is at least [__]%, one-third of the Restricted Shares granted hereunder will vest.

(b)           2012 ROCE.  If the Company’s return on capital employed (“ROCE”) for the period from January 1, 2012 through December 31, 2012 is at least [__]%, a total of two-thirds of the Restricted Shares granted hereunder will be vested, including any Restricted Shares that may have vested under Section 3(a) above.

(c)           2013 ROCE.  If the Company’s return on capital employed (“ROCE”) for the period from January 1, 2013 through December 31, 2013 is at least [__]%, all Restricted Shares granted hereunder that are not vested will vest.

4. Termination of Employment.  In the event of the Grantee’s termination of employment with the Company and its Subsidiaries and Affiliates for any reason (including death, disability or retirement), all of the Restricted Shares not vested on the date of termination shall be forfeited.

5. Change of Control.  If a Change of Control occurs, all the Restricted Shares that are not vested and have not previously been forfeited will vest on the date of the Change of Control.  For purposes of this Award Agreement, a “Change of Control” shall be deemed to have occurred on the first to occur of any of the following:

 (i)           any person (as such term is used in Rule 13d-5 under the Exchange Act) or group (as such term is defined in Section 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Subsidiary, any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or any Excluded Person, becomes the Beneficial Owner (as defined in Rule 13d-3 (or any successor rule) of the Securities and Exchange Commission under the Exchange Act of 1934) of 50.1% or more of the Common Stock of the Company or of Voting Securities representing 50.1% or more of the combined voting power of the Company (such a person or group, a “50.1% Owner”), except that (A) no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation with respect to which both more than 49.9% of the common stock of such corporation and Voting Securities representing more than 49.9% of the aggregate voting power of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the Common Stock and Voting Securities of the Company, as the case may be and (B) such corporation shall not be deemed a 50.1% Owner; or

 (ii)           the directors serving on the Company’s Board of Directors as of the end of the fiscal year immediately preceding the date of the transaction cease for any reason to constitute at least one-half of the directors of the Company then serving; or

 (iii)           immediately prior to the consummation by the Company of a merger, reorganization, consolidation, or similar transaction, or a plan or agreement for the sale or other disposition of 50.1% of the consolidated assets of the Company or a plan of liquidation of the Company (any of the foregoing transactions, a “Reorganization Transaction”) which is not an Exempt Reorganization Transaction (provided however, there shall be no Change of Control unless the Reorganization Transaction is actually consummated); or

If the Company sells a majority of the stock or assets of an operating business segment (as defined below) and such sale does not otherwise constitute a Change of Control under this Award Agreement, and at the time of the sale, Grantee is the chief executive officer of such segment, then the sale of a majority of the stock or assets of such segment shall be treated as a Change of Control for the Grantee for purposes of this Award Agreement.  For this purpose, an operating business segment (other than the transportation segment) shall be considered a segment for this purpose if the Company classifies it as a segment in its most recent filing with the Securities and Exchange Commission prior to the sale.  As of the date of this Award Agreement, the Company has three such operating business segments: Minerals and Materials; Environmental; and Oilfield Services.

For purposes of this definition of Change of Control, any defined terms used but not defined herein shall have the meaning set forth in the Plan.

6. Additional Payment.  Within 2 ½ months of the date any Restricted Shares have vested pursuant to Section 3 of this Award Agreement, the Company shall pay to the Grantee an amount equal to the aggregate per share cash dividends with respect to all cash dividend record dates that fall between the Award Date and the date the shares vest, multiplied by the number of Restricted Shares that vest at such time pursuant to this Award Agreement (without interest).  The Company may withhold from any payment that it is required to make under this Award Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law due in connection with this Award or the payment described in this Section 6.  No dividends shall be paid to the Grantee with respect to any Restricted Shares that are forfeited by the Grantee.

7. Restrictions.  None of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of until they have vested in accordance with the terms of this Award Agreement.  Any Restricted Shares that are not vested shall be forfeited to the Company immediately upon termination of the Grantee’s employment with the Company and all of its Subsidiaries and Affiliates or upon the expiration of this Award Agreement.

8. Stock Delivery.  Within ten (10) days of the date of this Award Agreement, the Company will cause the Restricted Shares to be issued in the Grantee’s name either by book-entry registration or issuance of a stock certificate.  While the Restricted Shares remain forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Shares. Any stock certificate evidencing any Restricted Shares shall contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Committee in its sole discretion; and the Company may, in its sole discretion, retain custody of any such certificate throughout the period during which any restrictions are in effect and require that the Grantee tender to the Company a stock power duly executed in blank relating thereto as a condition to issuing any such certificate.

9. Rights as Stockholder.  The Grantee shall have no rights as a stockholder with respect to any Restricted Shares until the Restricted Shares are issued in Grantee’s name either by book-entry registration or issuance of a stock certificate.  Once the Restricted Shares are issued in Grantee’s name, the Grantee shall be entitled to all rights associated with ownership of the Restricted Shares, except that the Grantee shall not be entitled to receive any dividends (cash or stock) with respect to the Restricted Shares until such time as the restrictions lapse in accordance with the terms of this Award Agreement.

10. Construction.  This Award Agreement is subject to the terms of the Plan and shall be construed in accordance therewith.  All capitalized and undefined terms herein are subject to the definitions contained in the Plan.  The construction and operation of this Award Agreement are governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Agreement shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois.

11. Withholding.  Grantee agrees, as a condition of this Award, to make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of the Restricted Shares.  In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of the Restricted Shares, the Company shall have the right to require such payments from Grantee, or withhold such amounts from other payments due Grantee from the Company or any Subsidiary or Affiliate.

12. Amendment.  This Award Agreement may be amended at any time by written agreement between the Company and Grantee. Any such amendment shall be made pursuant to a resolution of the Compensation Committee of the Company’s Board of Directors.

13. Severability.  In the event that any provision or portion of this Award Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Award Agreement shall be unaffected thereby and shall remain in full force and effect.

14. No Retention Rights.  Nothing herein contained shall confer on the Grantee any right with respect to continuation of employment by the Company, or interfere with the right of the Company to terminate at any time the employment of the Grantee.

15. Counterparts.  This Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Entire Agreement.  This Award Agreement supersedes and cancels all prior written or oral agreements and understandings relating to the terms of this Agreement.  This Award Agreement and the Restricted Shares granted hereunder are subject to the Clawback provision of the Plan (Section 22) as well as any Company Clawback Policy in effect as of the date of this Award Agreement or as subsequently amended, modified or replaced.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company by one of its duly authorized officers has executed this Award Agreement as of the day and year first above written.

AMCOL INTERNATIONAL CORPORATION

By:    ________________________________

Ryan F. McKendrick
Its:	President and Chief Executive Officer

Please indicate your acceptance of the terms and conditions of this Award Agreement by signing in the space provided below and returning a signed copy of this Award Agreement to the Company.  IF A FULLY EXECUTED COPY OF THIS AWARD AGREEMENT HAS NOT BEEN RECEIVED BY THE COMPANY BY [___________], THE AWARD UNDER THIS AWARD AGREEMENT SHALL BE CANCELLED.

BY SIGNING BELOW, YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE RECEIVED A COPY OF THE PLAN AND ARE FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, INCLUDING THE TERMS AND PROVISIONS OF THIS AWARD AGREEMENT.  YOU HAVE REVIEWED THE PLAN AND THIS AWARD AGREEMENT IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AWARD AGREEMENT AND FULLY UNDERSTAND ALL PROVISIONS OF THIS AWARD AGREEMENT.  FINALLY, YOU HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Award Agreement and the Plan as they pertain hereto.

GRANTEE

____________________________________

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